                                  DEED OF LEASE

CITY:                   MARTINSVILLE, VIRGINIA

LANDLORD:               SOUTHERN TERMINALS, INC.

TENANT:                 STARTEK USA, INC.

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                                                                               .

                                                INDEX

                                           ARTICLE NO. PAGE NO.

ARTICLE 1.   FUNDAMENTAL LEASE PROVISIONS, EXHIBITS AND MEMORANDUM OF LEASE....................................  1
     1.1     Fundamental Lease Provisions......................................................................  1
     1.2     Exhibits..........................................................................................  2
     1.3     Memorandum of Lease...............................................................................  2

ARTICLE 2. PREMISES............................................................................................  3
     2.1     Demised Premises..................................................................................  3
     2.2     Parking and Common Areas..........................................................................  3
     2.3     Roof..............................................................................................  3

ARTICLE 3. TERMS AND RENEWALS..................................................................................  3
     3.1     Original Term.....................................................................................  3
     3.2     Renewals..........................................................................................  3
     3.3     Demised Term......................................................................................  3
     3.4     Holding Over......................................................................................  4

ARTICLE 4. RENT................................................................................................  4
     4.1     Base Rent.........................................................................................  4
     4.2     Payments..........................................................................................  4
     4.3     Additional Rent...................................................................................  4

ARTICLE 5. COMMENCEMENT DATE...................................................................................  4
     5.1     Commencement Date.................................................................................  4
     5.2     Tender Date.......................................................................................  4

ARTICLE 6. CONSTRUCTION, MAINTENANCE AND EQUIPMENT.............................................................  5
     6.1     Construction of the Demised Premises..............................................................  5
     6.2     Compliance with Law...............................................................................  5
     6.3     Tenant's Construction.............................................................................  6
     6.4     Landlord's Payment................................................................................  6
     6.5     Ownership and Depreciation of Improvements and Fixtures...........................................  6
     6.6     Demised Premises Maintenance......................................................................  7
     6.7     Alterations by Tenant.............................................................................  8
     6.8     Entry by Landlord.................................................................................  8
     6.9     Signage...........................................................................................  9
    6.10     Surrender.........................................................................................  9

ARTICLE 7. USE.................................................................................................  9
     7.1     Use...............................................................................................  9

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
     7.2     Conduct of Business...............................................................................  9
     7.3     Renovation........................................................................................  9
     7.4     Landlord Interference.............................................................................  9

ARTICLE 8. UTILITY SERVICES.................................................................................... 10

ARTICLE 9. INSURANCE, TAXES AND LIABILITY...................................................................... 10
     9.1     Insurance......................................................................................... 10
     9.2     Real Estate Taxes................................................................................. 11
     9.3     Mutual Waiver of Claims and Subrogation........................................................... 12
     9.4     Indemnification................................................................................... 12
     9.5     Liens............................................................................................. 13

ARTICLE 10. DEFAULT AND REMEDIES............................................................................... 13
    10.1     Default by Tenant................................................................................. 13
    10.2     Default by Landlord............................................................................... 14
    10.3     Applicable Grace Period........................................................................... 14

ARTICLE 11. CASUALTY DAMAGE...................................................................................  15
    11.1     Obligation to Restore............................................................................  15
    11.2     Disposition of Insurance Proceeds on Termination.................................................  16
    11.3     Disbursement of Insurance Proceeds...............................................................  16

ARTICLE 12. EMINENT DOMAIN..................................................................................... 16
    12.1     The Taking........................................................................................ 16
    12.2     Settlement........................................................................................ 17
    12.3     Tenant's Option................................................................................... 17
    12.4     Partial Taking.................................................................................... 17
    12.5     Temporary Taking.................................................................................. 17

ARTICLE 13. TITLE TO PREMISES.................................................................................. 17

ARTICLE 14. ASSIGNMENT AND SUBLETTING.......................................................................... 18
    14.1     Assignment by Tenant.............................................................................. 18
    14.2     Assignment by Landlord............................................................................ 19

ARTICLE 15. NON-DISTURBANCE, SUBORDINATION, AND ATTORNMENT RECOURSE OF THE PARTIES............................. 19
    15.1     Non-Disturbance Agreement......................................................................... 19
    15.2     Subordination..................................................................................... 19
    15.3     Attornment........................................................................................ 20
    15.4     Recourse by Tenant................................................................................ 20

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
ARTICLE 16           MISCELLANEOUS............................................................................. 20
    16.1     Waivers........................................................................................... 20
    16.2     Notices........................................................................................... 21
    16.3     Relationship of Parties........................................................................... 21
    16.4     Construction...................................................................................... 21
    16.5     Consent........................................................................................... 21
    16.6     Certificate of Performance........................................................................ 21
    16.7     Governing Law..................................................................................... 21
    16.8     Invalidity or Inapplicability of Clause........................................................... 21
    16.9     Force Majeure..................................................................................... 21
   16.10     Successors or Assigns............................................................................. 22
   16.11     Disputes.......................................................................................... 22
   16.12     Attorney's Fees................................................................................... 22
   16.13     Interest.......................................................................................... 22
   16.14     Entire Agreement; Representations................................................................. 22
   16.15     Modification...................................................................................... 23
   16.16     No Broker......................................................................................... 23
   16.17     Proprietary Information........................................................................... 23
   16.18     Hazardous Substances.............................................................................. 23
   16.19     Date of Lease..................................................................................... 24
   16.20     No Offer.......................................................................................... 24
   16.21     Time of Essence................................................................................... 24
   16.22     Tenant's Representations.......................................................................... 24
   16.23     Landlord's Representations........................................................................ 24
   16.24     Survival of Obligations........................................................................... 24

                                  DEED OF LEASE

      THIS DEED OF LEASE, dated effective July ______, 2004 is made by and between SOUTHERN TERMINALS, INC. a Virginia corporation ("Landlord"), and StarTek USA, Inc., a Colorado corporation ("Tenant"), Landlord and Tenant having the following addresses on the date of this Deed of Lease:

Landlord:                               Tenant:
Southern Terminals, Inc.                StarTek, Inc.
PO Box 952                              100 Garfield Street, Suite 400
Martinsville, Virginia, 24114           Denver, Colorado  80206
                                        Attention: Grant G. Lomas

                                        with a copy to:

                                        Senn Visciano Kirschenbaum Merrick P.C.
                                        1801 California Street, Suite 4300
                                        Denver, Colorado  80202
                                        Attention:  Mark A. Senn

      In consideration of the premises, the mutual covenants herein contained, and each act to be performed hereunder by the parties, Landlord and Tenant enter into the following lease agreement (the "Lease").

                    ARTICLE 1. FUNDAMENTAL LEASE PROVISIONS,
                        EXHIBITS AND MEMORANDUM OF LEASE

      1.1 Fundamental Lease Provisions. Certain fundamental lease provisions (the "Fundamental Lease Provisions") are set forth below:

(a)   Demised Premises:              The area identified in Exhibit A, and more particularly
                                     described on Exhibit B, together with all improvements
                                     and structures located thereon, including without
                                     limitation, a building (the "Building") containing
                                     approximately 50,000 square feet, a loading dock and a
                                     receiving area.
                                     .......................(See Section 2.1)

(b)   Original Term:                 Seven (7) years ending at midnight on the last day of the
                                     month in which the seventh (7th) anniversary of the
                                     Commencement Date occurs.
                                     .............................(See Section 3.1)

(c)   Renewal Terms:                 Two (2) Renewal Terms of three (3) Lease Years each.
                                     .......................(See Section 3.2)

(d)   Base Rent:                     During the Original Term the annual Base Rent shall equal
                                     $200,000, and during the Renewal Terms, the Base Rent
                                     shall be $240,000 years 8-10 and $250,000 years 11-13..
                                     .......................(See Section 4.1)

References appearing in this Section 1.1 designate some of the other places in the Lease where additional provisions applicable to the particular Fundamental Lease Provisions appear. Each reference in this Lease to any of the foregoing Fundamental Lease Provisions shall be construed to incorporate all of the terms provided for under such additional provisions, and the Fundamental Lease Provision shall be read in conjunction with all other provisions of this Lease applicable thereto. Unless the context otherwise requires, all terms contained in this Section shall have the same meaning when used in this Section as when they are used or defined elsewhere in this Lease.

      1.2 Exhibits. The following exhibits are attached to and made a part of this Lease for all purposes:

(a)   Exhibit A.         Site Plan showing schematically the Demised Premises.

(b)   Exhibit B.         Legal Description of Demised Premises.

(c)   Exhibit C.         Non-Disturbance/Subordination Agreement.

(d)   Exhibit D.         Title Exceptions.

(e)   Exhibit E.         HVAC Equipment Inventory

(f)   Exhibit F          HVAC Plan (To Be Provided)

      1.3 Memorandum of Lease. Neither Landlord nor Tenant shall record this Lease, but they shall execute and acknowledge a memorandum of lease simultaneously with their execution of this Lease. Tenant shall be entitled to record such memorandum of lease after execution of this Lease. If it becomes necessary to revise such initial memorandum of lease after it is executed, Landlord and Tenant shall, within ten (10) days after request made by either party, execute, acknowledge and record an amended memorandum of lease. Upon termination of this Lease by expiration or otherwise, Landlord and Tenant shall execute, acknowledge and deliver the necessary documents to release of record any such memorandum of lease and any supplementary memorandum of lease recorded pursuant to ARTICLE 5 hereof. Landlord shall be responsible for the payment of all transfer and/or recording taxes (or taxes of a similar nature) that may be imposed by reason of this Lease or recordation of a memorandum of lease. Any such transfer, recording or similar taxes shall not be considered Real Estate Taxes for purposes of Section 9.2 of this Lease, and Landlord shall not otherwise be entitled to pass through to Tenant any obligation to bear any portion thereof.

                               ARTICLE 2. PREMISES

      2.1 Demised Premises. Subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, Landlord hereby demises and leases to Tenant, and Tenant hereby takes and leases from Landlord, Demised Premises described in Section 1.1(a) and identified on Exhibit A (such area being more particularly described in Exhibit B), to have and to hold during the Demised Term (as defined in Section 3.3).

      2.2 Parking and Common Areas. Landlord covenants to Tenant that as of the date hereof the Demised Premises contains approximately 350 parking spaces as currently configured. Tenant may use area behind the Building for additional parking.

      2.3 Roof. Subject to Tenant's compliance with applicable law, Tenant shall have the right, without any prior written consent from Landlord, to utilize the roof of the Demised Premises, including without limitation, for the installation of such equipment including any satellite dishes and the like as Tenant reasonably deems necessary or desirable to install on the roof in connection with Tenant's use of the Premises. Tenant shall perform any and all installation in compliance with any applicable roof warranties and shall promptly repair any damage to the roof of the Demised Premises resulting from Tenant's installation, maintenance, or removal of equipment on such roof.

                         ARTICLE 3. TERMS AND RENEWALS

      3.1 Original Term. The "Original Term" of this Lease shall begin on the Commencement Date (as defined in ARTICLE 5) and extend the number of years set forth in Section 1.1(b) hereof.

      3.2 Renewals. Landlord grants to Tenant options ("Renewal Options") to extend the Original Term for two (2) renewal terms ("Renewal Terms") and years as set forth in Section 1.1(c) hereof, on the same terms and conditions as herein set forth except that there shall be no further Renewal Option to extend beyond the last Renewal Term. Should Tenant elect to exercise any Renewal Option, it shall do so by written notice to Landlord by the later to occur of
(i) the date that is six (6) months before the expiration of the Original Term or Renewal Term that is in effect at the time of such notice, or (ii) if Tenant has not exercised its Renewal Option by the date that is six (6) months before the expiration of such Original Term or Renewal Term, one (1) month following written notice from Landlord to Tenant stating that if Tenant fails to renew within one (1) month of such notice, then such failure shall be deemed to waive Tenant's Renewal Options. Tenant shall be deemed to have waived its Renewal Option only if Tenant fails to exercise such Renewal Option by the later of the dates specified in the preceding subsections (i) and (ii). Notwithstanding anything herein to the contrary, Tenant's right to exercise any Renewal Option is conditioned on Tenant not being in default hereunder beyond any applicable notice and cure period at the time that Tenant exercises such Renewal Option and at the time of commencement of the Renewal Term.

      3.3 Demised Term. The Original Term and any Renewal Terms for which a Renewal Option is exercised by Tenant are collectively referred to in this Lease as the "Demised Term."

      3.4 Holding Over. If Tenant remains in possession of the Demised Premises after the expiration of the Demised Term, it shall be deemed to be occupying the Demised Premises as a tenant from month to month at the rents herein specified (prorated and paid on a monthly basis), subject to all conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

                                ARTICLE 4. RENT

      4.1 Base Rent. Commencing on the Commencement Date, Tenant shall pay to Landlord, without any prior demand therefor and (except as may be otherwise expressly set forth herein) without offset or abatement, throughout the Demised Term, the amount set forth in Sections 1.1(d) (the "Base Rent"), payable in advance in equal monthly installments on the first day of each full month of the Demised Term. If the Commencement Date is not the first day of a calendar month, Tenant shall, on the first day of the calendar month immediately following the Commencement Date, pay Landlord with the first full monthly payment an amount equal to the pro rata portion of Base Rent for the number of days from the Commencement Date to the end of such fractional month. Base Rent for any fractional month at the end of the Demised Term shall also be prorated. Prorations for any fractional month shall be made on the basis of a 365-day year and the actual number of days in such fractional month.

      4.2 Payments. Rent checks shall be made payable to Landlord and mailed to its address on page 1 hereof, or elsewhere as designated by Landlord from time to time in a written notice delivered to Tenant at least one (1) month prior to the effective date of such address change.

      4.3 Additional Rent. All charges payable hereunder by Tenant on account of Real Estate Taxes, insurance, Common Area Expenses, or otherwise (collectively, "Additional Rent"), whether or not denominated herein as rent or as additional rent, shall be considered to be rent for all purposes under this Lease.

                          ARTICLE 5. COMMENCEMENT DATE

      5.1 Commencement Date. Subject to the terms and conditions contained herein, this Lease shall be effective on the date hereof, but the Demised Term shall not commence until the date on which Tenant has received a final certificate of occupancy for the Building (the "Commencement Date"). Tenant shall use its commercially reasonable efforts to obtain such final certificate of occupancy for the Building on or before December 1, 2004, subject to extension by the events and forces described in Section 16.9 below.

      5.2 Tender Date. Landlord shall be deemed to have delivered possession of the Demised Premises to Tenant at 8:00 a.m. on the day after the date of this Lease (the "Tender Date"). The Demised Premises shall be in the following condition as of such date:

            (a) The Demised Premises shall be-tight, free of Hazardous Substances, free and clear of all prior tenancies, tenants and occupants, and in a good, structurally sound condition, with all of Landlord's construction-related obligations completed in accordance with Section 6.1 (except for the Delayed Improvements, as defined in Section 6.1, and minor punchlist items that do not affect Tenant's construction. Landlord shall have obtained and delivered copies thereof to Tenant all permits and approvals required from all applicable governmental authorities to enable Tenant to occupy and use the Demised Premises for the conduct of its business in the Demised Premises (exclusive of building permits which may be necessary for the performance of Tenant's work in the Demised Premises and any business licenses which Tenant may be required to obtain in order to open and operate its specific business and not a general retail business (collectively "Tenant's Permits")), which permits and approvals shall include, without limitation, zoning and building code approvals, and environmental requirements.

            (b) The representations and warranties of Landlord set forth in subparagraphs (a) through (h) of ARTICLE 13 below shall then be true and in effect.

               ARTICLE 6. CONSTRUCTION, MAINTENANCE AND EQUIPMENT

      6.1 Construction of the Demised Premises. Tenant shall accept the Building in its "AS-IS," "WHERE-IS" condition except that on or before the date that is sixty (60) days after the Tender Date, Landlord shall, at its sole cost and expense, cause the Building to be in the following condition:

            (a) The structural elements of the Building shall be in no worse condition than they were at the time of the inspection of the Building by Landlord and Tenant on June 23, 2004;

            (b) There shall be no Hazardous Substances at the Demised Premises;

            (c) Landlord shall replace the two (2) existing 25 ton units and one
(1) ten ton unit (60 ton total) with two new four (4) ton units, one new ten
(10) ton unit and one new 7-1/2 ton unit (25-1/2 tons) at locations to be determined by Tenant (Exhibit F). Landlord shall remove old units and ducting, install new units with supports/curbs as necessary and provide ducting to a single location with diffuser per Tenant's space plan. The brand and specifications for the new HVAC units shall be approved by Tenant.

            (d) Functioning sprinkler system.

            (e) 4, 25 ton and 1, 5 ton HVAC units fully functional, as inventoried in Exhibit E.

In addition, Landlord shall re-pave and re-stripe the parking area within the Demised Premises (together with items (a)-(f) above, the "Delayed Improvements") maximizing the number of parking spaces available to Tenant, but this work shall not be performed until after the completion of Tenant's Work at the Demised Premises and shall be performed on the weekend to avoid interfering with Tenant's business operations. Landlord shall provide Tenant functioning parking lot light fixtures. Landlord shall perform any and all such work in a manner so as not to interfere with Tenant's construction at the Demised Premises.

            6.2 Compliance with Law. Landlord hereby represents and warrants to Tenant that as of the Tender Date the Demised Premises shall be in compliance with all applicable laws, rules, and regulations, including without limitation, the Americans with Disabilities Act. If any the Demised Premises shall not be in compliance with applicable laws, rules, and regulations as of the date of the completion of the Delayed Improvements, then Landlord shall promptly cause the Demised Premises to become compliant, and Tenant's rent shall abate until Landlord performs such work.

            6.3 Tenant's Construction. Tenant shall have the right to make any and all such alterations as it may elect in its reasonable discretion to operate the Demised Premises for the use set forth in Section 7.1. No Landlord consent of any kind shall be required except in connection with any alterations that would have a material adverse effect on the structural elements of the Building or the Building systems or any alterations to the exterior of the Building.

            6.4 Landlord's Payment. In addition to bearing the cost of meeting Landlord's obligations under Section 6.1 above, Landlord shall bear the cost of Tenant's construction at the Demised Premises in an amount not to exceed $240,000. Payment of said costs shall be disbursed in accordance with the provisions set forth below. Tenant shall be responsible for the cost of its construction to the extent they exceed the aforementioned amount. The Landlord's payment of said costs shall be paid by Landlord to Tenant in two (2) installments, one-half (1/2) to be paid within fifteen (15) days after the completion of one-half (1/2) of Tenant's work (based upon the total hard cost of such work) and the delivery to Landlord of releases or lien waivers from all parties who have furnished materials or services or performed labor in connection with such portion of Tenant's work, and the remainder to be paid within fifteen (15) days after the final completion of Tenant's work and the delivery of final releases or lien waivers from all parties who have furnished materials or services or performed labor in connection with Tenant's work. Any request to Landlord for payment to Tenant shall be accompanied by any additional documentation which is reasonably and customarily required to evidence the performance of such construction, the receipt of construction materials, and/or the cost and expense relating thereto.

If Landlord fails to make timely payment to Tenant as required herein, Landlord shall be obligated to pay Tenant interest on any portion of its payment set forth herein (including interest accrued thereon) that is not paid when due at the lesser of (i) the Interest Rate specified in Section 16.13 of the Lease plus ten percent (10%), or (ii) the highest rate permitted by law, from the date due until the date on which payment is received by Tenant. If Landlord fails to pay the payments set forth herein, or interest thereon, within fifteen (15) days after written demand,

Tenant shall have the right to deduct same from the rent payments due hereunder until full payment has been made.

      6.5 Ownership and Depreciation of Improvements and Fixtures.

            (a) Fixtures and Equipment. The term "Tenant's Fixtures and Equipment" shall mean any and all movable or removable fixtures, equipment and personalty purchased by, belonging to or leased from third parties by Tenant and installed within the Demised Premises (whether or not affixed). Tenant shall own all Tenant's Fixtures and Equipment to the exclusion of Landlord. Subject to any rights of Landlord upon Tenant's default pursuant to Section 10.1, within ten
(10) days following the expiration or earlier termination of this Lease, Tenant shall have the right to remove all of Tenant's Fixtures and Equipment from the Demised Premises. Tenant shall repair any damage to exterior windows and any structural damage to the structural elements of the Demised Premises caused by such removal.

            (b) Improvements. The leasehold improvements (as distinguished from Tenant's Fixtures and Equipment) in the Demised Premises which are paid for or funded by Landlord are the property of Landlord, and the leasehold improvements installed in the Demised Premises which are constructed and funded by Tenant (and not reimbursed by Landlord) are the property of Tenant. Accordingly, in recognition of who bears the economic burden of the improvements constructed on the Demised Premises, it is agreed and understood that for the leasehold improvements paid for or funded by Landlord, Landlord retains the right to the depreciation deductions of all such alterations, additions, and improvements made at Landlord's expense. Tenant likewise retains the right to the depreciation deductions of all such alterations, additions, and leasehold improvements made at Tenant's expense and not reimbursed by Landlord.

      6.6 Demised Premises Maintenance.

            (a) Landlord's Obligation. Landlord, at its sole cost and expense, shall punctually maintain, repair and replace:

                  (i) the structural elements of the Building, which shall be deemed to include, without limitation, the roof joists, columns, footings, foundation, exterior walls (but excluding plate glass, storefront windows, doors, door closure devices, window and door frames, molding, locks and hardware, and painting or other treatment of interior walls), floor (but not the floor covering, unless the same is damaged as a result of a floor defect or settling), the structural elements of the loading dock and receiving area, and the structural elements of any building of which the Demised Premises may be a part;

                  (ii) the roof, gutters, flashings, downspouts and scuppers;
and

                  (iii) any damage to the Demised Premises which is occasioned by (A) the act or omission of Landlord, its employees, agents or contractors, or
(B) any breach by Landlord of any provision of this Lease, so that the foregoing components and items shall be in good repair and condition throughout the Demised Term, and shall comply with any public authority requirements relating thereto. Any such maintenance, repair or replacement shall be performed in such manner as will minimize interference with Tenant's normal business operations. Maintenance, repair and/or replacement work within the Demised Premises shall be done only during times when Tenant is not open for business or during hours that Tenant is open for business so long as Landlord provides reasonable notice and Landlord does not interfere with Tenant's operations.

            (b) Tenant's Obligation. Tenant, at its sole cost and expense, shall keep the Demised Premises in good condition and repair throughout the Demised Term. Notwithstanding the foregoing, Landlord shall be obligated to reimburse Tenant for the reasonable costs of such maintenance, repair or replacement to the extent such work is necessitated by the negligence or willful misconduct of Landlord or its employees, agents or contractors and is not covered by the insurance maintained by Tenant (or would not have been so covered had Tenant maintained the insurance required to be maintained by Tenant pursuant to this Lease), with any such reimbursement to be made within one (1) month following Tenant's submission to Landlord of invoices or other reasonable evidence of costs incurred.

            (c) Construction Warranties. Landlord shall obtain from Landlord's contractors customary warranties and guaranties on all construction work performed by Landlord in or on the Demised Premises, and Landlord shall transfer to Tenant all of such warranties and guaranties which relate to those items for which Tenant is responsible to repair and maintain during the Demised Term. Landlord shall provide Tenant a copy of the existing warranty of the roof reflecting the date it was replaced and length of original warranty. Landlord shall also provide Tenant proof of purchase, warranty and maintenance records for the 4, 25 ton and 1, 5 ton units replaced between 1994 and 1999.

            (d) Self Help. Notwithstanding anything in this Lease to the contrary, and in addition to the other rights and remedies of Landlord and Tenant set forth in this Lease, Landlord and Tenant shall each have the right, but not the obligation, to take such actions as are reasonably necessary to prevent or mitigate damages or injury to persons or property arising out of the need for repairs or maintenance of the portions of the Demised Premises that are the responsibility of the other party, and at the cost and expense of the party so responsible, but only where (i) an emergency exists, or (ii) any delay or further delay in taking action would likely result in irreparable harm and/or cause, increase or compound damages or injury to persons or property. The party taking such action shall promptly give notice to the other party of its exercise of the foregoing right, and where reasonably practical, the party taking such action shall give notice to the other party prior to taking such action. The responsible party shall reimburse the acting party the reasonable costs and expenses incurred in taking such actions, together with interest thereon at the Interest Rate from the date such costs and expenses were incurred, within one
(1) month after receipt of a statement therefor.

      6.7 Alterations by Tenant. Except as otherwise provided in this Lease, any alterations and additions to the Demised Premises that Tenant may deem necessary during the Demised Term may be made by Tenant, at Tenant's sole cost and expense, but Landlord's prior written consent shall be required for any structural or exterior alterations or additions. Landlord shall promptly sign and execute such documents or otherwise evidence its approval, consent or grant of authority, as required by any public authorities having jurisdiction thereover, to facilitate issuance to Tenant of necessary licenses or permits to make or perform any permissible alteration or addition. With respect to those improvements owned by Landlord pursuant to Section 6.5 above, any alterations or additions to those improvements shall be made with materials and workmanship of a quality and character at least equal to those improvements which are being altered and improved. Landlord acknowledges and agrees to allow Tenant to install windows, if deemed necessary by Tenant, in the perimeter walls.

      6.8 Entry by Landlord. Landlord may enter the Demised Premises during Tenant's normal business hours to inspect same and, beginning six (6) months before the end of the Demised Term, to exhibit same to prospective tenants, so long any such entry does not interfere with Tenant's business activities. Landlord shall not display "For Rent," "For Sale" or other similar signs or notices on, about or with reference to the Demised Premises.

      6.9 Signage. Landlord shall cooperate with Tenant in obtaining any approval for Tenant's permanent exterior signage (and any alterations thereto) that may be required by any governmental authority or other entity having any right of approval. Subject to applicable governmental requirements, Tenant shall be permitted to utilize permanent signage on all of the exterior walls of the Building or on the property frontage facing Virginia Avenue and shall have the right, from time to time, without Landlord's approval, to change its signs on the exterior of the Demised Premises.

      6.10 Surrender. Tenant shall have no obligation of any kind whatsoever to remove any leasehold improvements upon the expiration or earlier termination of the Lease.

                                 ARTICLE 7. USE

      7.1 Use. The Demised Premises shall be used for any purpose permitted by applicable law, including, without limitation, operation of a call center. Landlord represents and warrants that, to the best of its knowledge, no applicable laws, rules or regulations would prohibit operation as a call center from the Demised Premises.

      7.2 Conduct of Business.

            (a) Notwithstanding any provision to the contrary contained in this Lease, so long as no Event of Default has occurred in Tenant's payment of rent due under this Lease, Tenant shall have no obligation to conduct business at the Demised Premises and shall have the right at any time and from time to time after commencing business with the public at the Demised Premises to cease conducting business in the Demised Premises.

            (b) Tenant shall not cause injury or waste to the Demised Premises, reasonable wear and tear excepted. Tenant shall keep the Demised Premises clean and free from pests, insects, rubbish, trash and garbage, and, at its own expense, arrange for removal of same. Tenant shall store all such rubbish, trash and garbage within the Demised Premises or Tenant's loading dock or receiving area.

      7.3 Renovation. The Demised Premises may occasionally require rehabilitation, modernization or improvement. Tenant may, from time to time, close the Demised Premises to the public for the purpose of rehabilitating, modernizing or improving same.

      7.4 Landlord Interference. Landlord shall use its best efforts to not interfere with Tenant's operations. If Landlord creates a condition that substantially interferes with the normal use of the Demised Premises or appurtenant parking or service areas as allowed herein, if such condition is not due to casualty, condemnation, or the events or forces described in Section 16.9 herein, and if Landlord does not immediately commence and diligently pursue the remedy of such condition after Tenant gives Landlord written notice of such condition, the Base Rent, Additional Rent and other charges due hereunder shall be abated during the time such interference persists, but such abatement shall not continue beyond the time at which such interference ceases, regardless of any delay by Tenant in resuming normal operations after that time.

                          ARTICLE 8. UTILITY SERVICES

      Throughout the Demised Term, Tenant shall directly contract with utility providers for the supply of utility services to the Demised Premises. Tenant shall pay for all utility usage by Tenant at the Demised Premises during the Demised Term. Landlord shall not interrupt any utility and services to the Demised Premises. Notwithstanding anything to the contrary contained in this Lease, if Landlord shall fail to cure a utility interruption that is caused by Landlord or subject to Landlord's control within twenty-four (24) hours after such interruption occurs, Tenant may (but shall not be obligated to) take such steps as are necessary to cure such interruption, in which event Tenant shall be entitled to recover from Landlord the amounts reasonably expended by Tenant for said purposes, together with interest thereon at the Interest Rate specified in
Section 16.13 from the date such amounts were expended.

                   ARTICLE 9. INSURANCE, TAXES AND LIABILITY

      9.1 Insurance.

            (a) Liability Insurance.

                  (i) From and after the Tender Date Tenant shall maintain a policy of commercial general liability insurance on the Demised Premises and all buildings and improvements located thereon, protecting Landlord and Tenant against loss, cost or expense by reason of injury to or death of persons or damage to or destruction of property by reason of the use and occupancy of the Demised Premises by Tenant and its invitees. Such insurance shall have limits of at least $2,000,000.00 for each occurrence, bodily injury and property damage combined, subject to Tenant's deductible.

                  (ii) From and after the date of this Lease Landlord shall maintain a policy of commercial general liability insurance on the Demised Premises and all buildings and improvements located thereon, protecting Landlord and Tenant against loss, cost or expense by reason of injury to or death of persons or damage to or destruction of property. Such insurance shall have limits of at least $2,000,000.00 for each occurrence, bodily injury and property damage combined, subject to Landlord's deductible.

            (b) Fire Insurance - Improvements. From and after the Tender Date, Tenant shall maintain special form property damage insurance on all leasehold improvements constructed by Tenant within the Demised Premises and Tenant's Fixtures and Equipment in amounts equal to one hundred percent (100%) of their full replacement cost, subject to Tenant's deductible. From and after the date of this Lease, Landlord shall maintain at least special form property damage insurance on all improvements constructed within the Demised Premises by or on behalf of Landlord or its predecessor (excluding footings, foundations and paved areas) in amounts equal to one hundred percent (100%) of their full replacement cost.

            (c) Certificates of Insurance. All insurance required to be carried by Landlord and Tenant pursuant to this Lease shall be carried with reputable companies licensed to do business in the State in which the Demised Premises are located. Landlord and Tenant shall, upon written request by the other, furnish a certificate from such party's insurance carrier certifying that the insurance coverage that such party is required to maintain is in force. Neither Landlord's nor Tenant's insurance coverage shall be subject to cancellation or termination without at least one (1) month's prior written notice to the other.

      9.2 Real Estate Taxes.

            (a) Definition. As used herein, the term "Real Estate Taxes" shall mean all general, ad valorem real estate taxes, and assessments for betterments and improvements that are levied or assessed by any lawful authority on the Demised Premises (general or special), including any substitution therefor, in whole or in part, due to a future change in the method of taxation. Real Estate Taxes shall be reduced by any deferral, abatement, or other tax-lowering adjustment received by Landlord from the taxing authorities. For purposes of computing Tenant's pro rata share of Real Estate Taxes, Real Estate Taxes shall not include any: franchise, corporate, estate, inheritance, succession, capital levy or transfer tax of Landlord, or any income, profits or revenue tax, or any other tax, assessment, charge or levy upon the rent payable by Tenant under this Lease unless such tax upon rent is a direct substitute in full or in part for real property tax in which event Tenant shall pay same (but only to the extent such tax is a substitute for real property tax).

            (b) Tenant's Obligation. Tenant shall be obligated to pay any Real Estate Taxes that accrue on the Demised Premises during the Demised Term.

            (c) Landlord's Obligation. Nothing contained in this Section 9.2 shall be construed so as to require Tenant to pay or be liable for any gift, inheritance, estate, franchise, succession, transfer, income, profits, capital or similar tax, or any tax in lieu of any of the foregoing, imposed upon Landlord or the successors or assigns of Landlord. Landlord represents and warrants that, as of the date hereof, there are no special assessments that are proposed, pending, laid, levied, assessed, imposed or due on the Demised Premises.

            (d) Timing.

                  (i) Payment of Real Estate Taxes and the like as required hereunder shall be deemed to be timely if made within the period in which payment is permitted without penalty (whether or not interest accrues on the unpaid balance). Landlord shall, within one (1) month after written request from the other, provide satisfactory evidence of such payment. Landlord and Tenant may take the benefit of any law allowing Real Estate Taxes to be paid in installments.

                  (ii) Tenant shall pay its pro rata share of Real Estate Taxes to Landlord within one (1) month after delivery to Tenant by Landlord of the actual tax bill for which payment is being requested.

            (e) Proration; Reimbursement. Real Estate Taxes for which Tenant is responsible shall be prorated between Landlord and Tenant as of the Commencement Date and the end of the Demised Term. For the calendar year in which the Demised Term ends, Real Estate Taxes shall be prorated on the basis of one hundred percent (100%) of the previous calendar year's Real Estate Taxes. Upon final assessment of Real Estate Taxes for the year of termination, the tax proration will be adjusted to reflect the tax obligation of Tenant. If an assessment that is payable in periodic installments is levied on the Demised Premises, Tenant shall pay only those installments that are attributable to the Demised Term. If the Lease terminates prior to its normal expiration and Tenant has prepaid any Real Estate Taxes, Landlord shall reimburse Tenant, on demand, for the portion for which Tenant is not responsible hereunder.

            (f) Right to Contest. At Tenant's request, Landlord shall contest the amount or validity of any assessed valuation or Real Estate Taxes, failing which, Tenant shall have the right to contest the assessed valuation or Real Estate Taxes by appropriate proceedings conducted in good faith, whereupon Landlord shall cooperate with Tenant, execute any and all documents required in connection therewith and, if required by any governmental authority having jurisdiction, join with Tenant in the prosecution thereof. If, as a result of any contest or otherwise, any rebate or refund of Real Estate Taxes is received, Tenant shall be entitled to Tenant's pro rata share thereof (after reasonable and customary expenses incurred by Landlord and/or Tenant in connection with such contest are paid to the party which incurred such expense).

      9.3 Mutual Waiver of Claims and Subrogation. Notwithstanding anything herein to the contrary, (a) Landlord hereby waives any claim it may have against Tenant, its agents or employees for loss or damage to property to the extent covered by insurance carried or required to be carried by Landlord hereunder, and (b) Tenant hereby waives any claim it may have against Landlord, its agents or employees for loss or damage to property to the extent covered by insurance carried or required to be carried by Tenant hereunder. Landlord and Tenant shall cause each property insurance policy carried by either of them insuring the Demised Premises, the contents thereof to provide that the insurer waives all rights of recovery by way of subrogation or otherwise against the other party hereto (and all of such other party's affiliates) in connection with any loss or damage which is covered by such policy or that such policy shall otherwise permit, and shall not be voided by the releases provided above.

      9.4 Indemnification.

            (a) Tenant. Tenant covenants to defend and save the Landlord harmless from any and all losses which may occur with respect to any person or persons, corporation, property or chattels on the Demised Premises, or to the property itself, resulting from Tenant's acts or omissions, except (i) when such loss results from a default by Landlord under this Lease or the willful conduct or negligent act or omission of Landlord, its agents, employees, independent contractors or invitees, or (ii) to the extent of any insurance proceeds received (or receivable) by Landlord or payable under Landlord's insurance as a result of Landlord's contributory culpability. With respect to any loss from which Landlord claims Tenant is required to hold Landlord harmless, Landlord shall promptly notify Tenant of (a) any acts or omissions causing such loss, and
(b) any proceedings initiated in connection with such acts or omissions. Tenant's obligations under this Section shall be reduced to the extent that Tenant is not promptly notified as aforesaid and such failure prejudices Tenant.

            (b) Landlord. Landlord covenants to defend and save the Tenant harmless from any and all losses which may occur with respect to any person or persons, corporation, property or chattels or to the property itself, resulting from Landlord's acts or omissions, except (i) when such loss results from a default by Tenant under this Lease or the willful conduct or negligent act or omission of Tenant, its agents, employees, independent contractors or invitees, or (ii) to the extent of any insurance proceeds received (or receivable) by Tenant or payable under Tenant's insurance as a result of Tenant's contributory culpability. With respect to any loss from which Tenant claims Landlord is required to hold Tenant harmless, Tenant shall promptly notify Landlord of (a) any acts or omissions causing such loss, and (b) any proceedings initiated in connection with such acts or omissions. Landlord's obligations under this Section shall be reduced to the extent that Landlord is not promptly notified as aforesaid and such failure prejudices Landlord.

      9.5 Liens. Landlord and Tenant shall use their reasonable efforts to prevent the creation of any lien against the Demised Premises on account of labor or materials furnished in connection with any construction, maintenance, repairs or alterations each shall undertake. If any such lien is filed against the Demised Premises, the party contracting for such work (the "Contracting Party") shall cause such lien to be released within one (1) month after actual notice of the filing thereof or shall furnish to the other party a bond or other security reasonably satisfactory to the other, conditioned to indemnify the other against the foreclosure of such lien. The Contracting Party shall have the right, after notice to the other, to contest in good faith and with all due diligence any such lien and shall not be required to pay any claim secured by such lien; provided that (i) such lien would not impair the rights or be satisfied out of the interest of the other in the Demised Premises by reason of such delay, and (ii) the Contracting Party will at its expense defend the other and pay all costs reasonably incurred by the other relating to the contest if the other is joined in any suit pertaining thereto or if any such lien is placed upon the other's interest in the Demised Premises.

                        ARTICLE 10. DEFAULT AND REMEDIES

      10.1 Default by Tenant.

            (a) Landlord's Remedies. If (a) default shall be made in the payment of any Base Rent or any additional rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Lease, or if default shall be made in the observance or performance of any of the other agreements, covenants or conditions in this Lease which Tenant is required to observe and perform, and (b) Tenant shall fail to cure such default within the Applicable Grace Period (as defined in Section 10.3), Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease (an "Event of Default"), and thereupon at its option may, without any additional notice or demand of any kind to Tenant or any other person, have its rights and remedies at law or in equity, subject only to the limitations thereon set forth in Section 10.1(b) below.

            (b) Limitations on Landlord's Remedies. Anything in Section 10.1(a) above to the contrary notwithstanding, Landlord's exercise of its rights and remedies at law or in equity upon the occurrence of an Event of Default shall be subject to the following limitations:

                  (i) Landlord shall not be entitled to an acceleration of the Base Rent and/or any other rent due hereunder for the balance of the Demised Term unless there is offset against such accelerated amount the fair market rental value of the Demised Premises for the same period.

                  (ii) Landlord shall exercise commercially reasonable efforts to mitigate its damages resulting from Tenant's default; provided, however, so long as Landlord has exercised commercially reasonable efforts to mitigate its damages, Landlord shall not be liable to Tenant for, nor shall Tenant's liability to Landlord be diminished by, Landlord's inability to relet the Demised Premises.

                  (iii) In no event shall Tenant be liable to Landlord for any indirect or consequential damages.

            (c) No Other Limitations. Subject to the limitations set forth in
Section 10.1(b) above, nothing in this Section 10.1 shall be deemed to limit any additional remedies for a Tenant default set forth elsewhere in this Lease, nor shall any such additional remedies be deemed to limit any remedies for a Tenant default set forth in this Section 10.1.

      10.2 Default by Landlord. If Landlord shall fail to perform any of its obligations as required by this Lease or if Landlord fails to pay to Tenant any amounts owed by Landlord to Tenant, and if Landlord shall fail to cure such failure within the Applicable Grace Period (or such other applicable grace period expressly provided herein), then Tenant shall have its rights and remedies at law or in equity and Tenant may also elect to: (i) take such steps as may be necessary to cure Landlord's default, in which event Tenant shall be entitled to recover from Landlord all amounts expended by Tenant for said purposes, together with attorney's fees and interest thereon from the date expended by Tenant until the date paid at the Interest Rate specified in Section 16.13 hereof, and if Landlord fails to pay to Tenant such amounts within one (1) month after written demand therefor, then Tenant shall be entitled to deduct such amounts from any amounts owed by Tenant to Landlord,
(ii) deduct any amounts due by Landlord to Tenant, together with attorney's fees and interest thereon from the date due until the date paid at the Interest Rate specified in Section 16.13 hereof, from any amounts owed by Tenant to Landlord, and/or (iii) terminate this Lease; provided, however, that Tenant shall not exercise its right to terminate this Lease until (a) Tenant has given written notice of Landlord's default to any mortgagee of Landlord of whom Tenant has been notified in writing at the last address of such mortgagee furnished to Tenant in writing, and (b) such mortgagee has had a reasonable period of time following such notice (but in no event in excess of two (2) months) to remedy such default. Nothing in this Section 10.2 shall be deemed to limit any additional remedies for a Landlord default set forth elsewhere in this Lease, nor shall any such additional remedies be deemed to limit any remedies for a Landlord default set forth in this Section 10.2. In no event, however, shall Landlord be liable to Tenant for any indirect or consequential damages.

      10.3 Applicable Grace Period. Except as may be provided elsewhere in this Lease, the grace period for curing a party's failure to perform its obligations under this Lease (the "Applicable Grace Period") shall be one of the following time periods:

            (a) for failure to perform any covenant to pay money or for any breach that materially and adversely affects the normal operation of Tenant's business at the Demised Premises, ten (10) days after the non-performing party's receipt of notice from the other party specifying such non-performance or breach; provided, however, any such breach of a non-monetary obligation which may not reasonably be cured within ten (10) days shall not be considered a default if the non-performing party, within said ten (10) day period, institutes efforts to cure said breach and diligently prosecutes said efforts to completion, and

            (b) for failure to perform any other obligation under this Lease, one (1) month after the non-performing party's receipt of notice specifying such non-performance; provided, however, failure to perform any such obligation which may not reasonably be cured within one (1) month shall not be considered a default if the non-performing party, within said one (1) month period, institutes efforts to cure said non-performance and diligently prosecutes said efforts to completion.

                          ARTICLE 11. CASUALTY DAMAGE

      11.1 Obligation to Restore. If the whole or any part of the Demised Premises (including the building shell and the leasehold improvements) is damaged or destroyed during the Demised Term, then, except as otherwise provided in this Lease:

            (a) Tenant, at its sole cost and expense, shall repair, restore or rebuild the improvements constructed by Tenant within the Demised Premises, and

            (b) Landlord, at its sole cost and expense, shall repair, restore or rebuild the remaining portion of the Demised Premises to substantially the condition they were in immediately prior to such damage or destruction, and (i) Tenant's rent and other charges shall abate on a proportionate basis to the extent that the Demised Premises is rendered unusable during any such period of damage, destruction, repair or restoration, and (ii) if the Demised Premises is rendered unusable, all time periods under this Lease shall be tolled during any period of damage, destruction, repair or restoration. All such repair, restoration or rebuilding shall be promptly commenced and performed with due diligence in a good and workmanlike manner and in accordance with applicable law and plans and specifications for such work reasonably approved by Landlord and Tenant. Notwithstanding the foregoing,

                  (i) if such damage or destruction to the Demised Premises shall occur during the last year of the Original Term, or during the last year of any Renewal Term, and the cost of replacing or reconstructing the improvements constructed by Tenant within the Demised Premises from time to time (including any additions, replacements or renovations thereto) equals or exceeds twenty-five percent (25%) of their total replacement cost, this Lease may be terminated at Tenant's election, provided that Tenant gives Landlord written notice of such election within two (2) months after the occurrence of such damage or destruction; and

                  (ii) if such damage or destruction to the Demised Premises shall occur during the last year of the Original Term or during the last year of any Renewal Term, and the cost of replacing or reconstructing the building in which the Demised Premises are located to the condition initially required under
Section 5.2 hereof for the Tender Date to be deemed to have occurred equals or exceeds twenty-five percent (25%) of the total replacement cost of such building, this Lease may be terminated by Landlord, provided that Landlord gives Tenant written notice of such election within two (2) months after the occurrence of such damage or destruction. However, if Landlord shall exercise said right of termination and at that time Tenant has an unexercised Renewal Option, Tenant may render Landlord's notice of termination null and void, provided that Tenant, within one (1) month after its receipt of Landlord's termination notice, shall exercise its next available Renewal Option.

      11.2 Disposition of Insurance Proceeds on Termination. Upon termination as aforesaid, this Lease and the term hereof shall cease and come to an end, any unearned rent or other charges paid in advance by Tenant shall be refunded to Tenant, Tenant shall be entitled to receive any and all insurance proceeds paid with respect to the leasehold improvements constructed by Tenant within the Demised Premises from time to time (including any additions, replacements or renovations thereto) and not reimbursed by Landlord, Tenant's personal property, and Tenant's Fixtures and Equipment, Landlord shall be entitled to receive any and all insurance proceeds paid with respect to the remaining portion of the Demised Premises, and the parties shall be released hereunder, each to the other, from all liability and obligations thereafter arising.

      11.3 Disbursement of Insurance Proceeds. All proceeds of fire and extended coverage insurance collected as a result of any casualty damage to the Demised Premises (including the building shell and the leasehold improvements) shall be held by the insurance carrier or, at either Landlord or Tenant's election exercised by notice to such insurance carrier and to the other party, by an independent escrow agent who is mutually acceptable to Landlord and Tenant, and such proceeds shall be disbursed by such insurance company or escrow agent, as the case may be, in progress payments to Landlord for the restoration of the building shell and to Tenant for the restoration of the leasehold improvements in the Demised Premises. Notwithstanding the foregoing, any such proceeds in an amount less than One Hundred Thousand Dollars ($100,000.00) shall be disbursed directly to Landlord or Tenant for the purpose of making their respective repairs.

                           ARTICLE 12. EMINENT DOMAIN

      12.1 The Taking. If Landlord receives notice of the intention of any authority to appropriate, take or condemn any portion of the Demised Premises for public or quasi-public use under any right of eminent domain, condemnation or other law (collectively, "Taking"), Landlord shall promptly notify Tenant thereof. In the event of any such Taking or sale under the threat or proposal of a Taking, then any award, settlement or proceeds shall be distributed to the parties in proportion to the value of their respective interests in the Demised Premises; provided, however, that in the event that this Lease is terminated as a result of a Taking, the Tenant's portion of the award shall not exceed the unamortized cost of the improvements constructed by Tenant in the Demised Premises from time to time (including any additions, replacements or renovations thereto) and not reimbursed by Landlord (amortized on a straight line basis from the date of such expenditures over the period of time remaining in the then existing Demised Term, plus any unexercised Renewal Terms), plus Tenant's moving costs incurred as a result of vacating the Demised Premises. In the event of such Taking or like proceeding, the parties shall represent their own interests and shall present and prosecute their own claims for damages insofar as possible. If the parties are not permitted to proceed as separate parties, they shall jointly select counsel to present and prosecute their claim, and all costs thereof shall be paid by the parties in proportion to the amount of the award, settlement or sale proceeds that each receives.

      12.2 Settlement. Any apportionment of the final award or settlement of damages entered into by Landlord and Tenant with the authority over a Taking shall be binding upon the parties. If no such apportionment is made, then the parties shall agree on the value of their respective interests and distribution shall be made in accordance with such agreement. If the parties are unable to agree on the value of their respective interests, the parties agree to proceed forthwith to arbitrate the issue in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

      12.3 Tenant's Option. Tenant shall have the right to receive an award or settlement of damages as aforesaid and the option to terminate this Lease upon three (3) months notice to Landlord if such Taking or sale results in (i) loss of all of the Building or an exterior wall thereof, (ii) limitation of access to the Demised Premises preventing or substantially affecting operation of Tenant's business in the Demised Premises, (iii) loss of all or a portion of the parking area of the Demised Premises, which loss prevents or substantially affects the operation of Tenant's business in the Demised Premises, or (iv) the remaining portion of the Demised Premises being, in Tenant's reasonable judgment, unusable by Tenant in the operation of its business. If all or any portion of the Demised Premises is taken, condemned or sold as described in this Section 12.3 and if Tenant shall exercise its option to terminate this Lease, then this Lease and Tenant's obligation to pay rent and other charges shall terminate (with the unearned portion of the rent and other charges theretofore paid being returned to Tenant), except that such action shall not be deemed to terminate this Lease for purposes of Tenant's prosecuting and receiving an award or settlement for damages.

      12.4 Partial Taking. If any such Taking is less than described in Section
12.3 hereof or if Tenant elects not to terminate this Lease in accordance with
Section 12.3 hereof, (i) this Lease shall continue, (ii) Tenant, at its sole cost and expense, shall repair, restore or rebuild the improvements constructed by Tenant within the Demised Premises, and (iii) Landlord, at its sole cost and expense, shall repair, restore or rebuild the remaining portion of the Demised Premises to substantially the condition they were in immediately prior to the Taking. All proceeds from the award, settlement or sale (including any proceeds payable to Landlord) shall first be applied to restoration of the Demised Premises and thereafter as described in Section 12.1 (if, for any reason, such proceeds are not made available to Tenant for such restoration, Tenant shall have the right to terminate this Lease without further obligation). Rent shall be abated during any period in which the business operations in the Demised Premises are ceased for restoration and thereafter equitably reduced based on any reduction in the ground floor area of the Premises as a result of such Taking, and any unearned rent and other charges theretofore paid shall be returned to Tenant.

      12.5 Temporary Taking. If the period of Taking shall be less than six (6) months, this Lease shall continue in full force and effect, the rent and other charges shall not abate, and all awards for damages shall belong solely to Tenant.

                         ARTICLE 13. TITLE TO PREMISES

      In order to induce Tenant to enter into this Lease, Landlord represents and warrants to and covenants with Tenant as follows:

            (a) Landlord owns the Demised Premises in fee simple absolute, free and clear of all encumbrances except for the matters set forth on Exhibit D ("Title Exceptions");

            (b) to the best of Landlord's knowledge, there is no legal impediment to Tenant's contemplated construction and/or use of the Demised Premises as set forth in this Lease;

            (c) the Demised Premises is and as of the Commencement Date shall be subject to no zoning ordinances or similar governmental regulations which in any manner would prevent or interfere with Tenant's contemplated construction and/or use of the Demised Premises;

            (d) No third party consents or approvals are required for the performance of Landlord's work described on Section 6.1 and Tenant's work in the Demised Premises (excluding, as of the date hereof, governmental permits and approvals);

            (e) This Lease does not violate the provisions of any instrument heretofore executed and/or binding on Landlord, or affecting or encumbering the Demised Premises;

            (f) As of the date of this Lease, there are no restrictions or other legal impediments imposed by any public or private instrument which would prevent: (i) the use of the Demised Premises for the use described in Section 7.1; or (ii) the performance of Tenant's work at the Demised Premises;

            (g) Landlord shall promptly forward to Tenant any notice or other communication received by Landlord from any owner of property adjoining or adjacent to the Demised Premises or from any municipal or other governmental authority, in connection with any hearing or other administrative proceeding relating to any proposed zoning, building code, signage, or related variance affecting the Demised Premises or any adjoining or adjacent property, which, if granted, could adversely affect Tenant's use or occupancy of the Demised Premises, the conduct of Tenant's business therein, or Tenant's rights and benefits under this Lease; and

            (h) As of the date of this Lease, Landlord owns fee simple title to the Demised Premises free and clear of any liens whatsoever.

            (i) Landlord will warrant unto Tenant and defend the Demised Premises against the claim of all persons whomsoever, and if Tenant shall discharge the obligations herein set forth to be performed by Tenant, Tenant shall, during the Demised Term, have lawful, quiet and peaceful possession and occupation of the Demised Premises.

                     ARTICLE 14. ASSIGNMENT AND SUBLETTING

      14.1 Assignment by Tenant.

            (a) Permitted Transfers. Tenant shall be entitled to assign this Lease or to sublease the whole or any part of the Demised Premises or to permit any other persons to occupy same without the prior written consent of Landlord; provided, however, that Tenant shall provide Landlord with written notice of such assignment, sublease, or occupancy.

            (b) No Release from Liability. Tenant shall not be released from any liability or obligation under this Lease notwithstanding such assignment, subletting licensing or other transfer. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or subletting of the Demised Premises. Any transfer of an ownership interest in Tenant by merger, consolidation, sale of stock or liquidation or any transfer of this Lease in connection with the sale of all or substantially all of Tenant's assets, which shall not constitute an assignment for the purpose of this Lease and shall not require the consent of Landlord, provided that with respect to any merger or consolidation or asset sale, the surviving entity shall assume, either in writing or by operation of law, Tenant's obligations under this Lease.

      14.2 Assignment by Landlord.In the event of the transfer and assignment by Landlord of its interest in this Lease and in the building containing the Demised Premises to a person or other entity expressly assuming Landlord's obligations under this Lease, Landlord shall thereby be released from any liability hereunder which thereafter accrues, and Tenant agrees to look solely to such successor in interest of Landlord for performance of such subsequently accruing obligations. Any security given by Tenant to Landlord to secure performance of Tenant's obligation hereunder may be assigned and transferred by Landlord to such successor in interest of Landlord, and upon acknowledgment by such successor of receipt of such security and its express assumption of the obligation to account to Tenant for such security in accordance with the terms of this Lease, Landlord shall thereby be discharged of any subsequent obligation relating thereto.

                ARTICLE 15. NON-DISTURBANCE, SUBORDINATION, AND
                       ATTORNMENT RECOURSE OF THE PARTIES

      15.1 Non-Disturbance Agreement.Landlord shall use reasonable, good faith efforts to cause:

            (a) any party holding a mortgage or deed of trust on any portion of the Demised Premises and

            (b) any party (if other than Landlord, e.g., a ground lessor) owning any portion of the Demised Premises as of the date hereof to execute and deliver to Tenant a non-disturbance, subordination and attornment agreement ("SNDA") substantially in the form attached hereto as Exhibit C (or on such other form as may be reasonably acceptable to Landlord's lender and Tenant) within one (1) month of the date of this Lease (or within one (1) month after the execution of a mortgage or deed of trust that is entered into after the date of this Lease).

      15.2 Subordination.If Landlord is not in default under the terms of this Lease, Tenant shall subordinate this Lease to the lien of an existing or future first deed of trust or mortgage covering the Demised Premises by executing and delivering an SNDA substantially in the form attached hereto as Exhibit C (or on such other form as may be reasonably acceptable to Landlord's lender and Tenant) within twenty (20) days of Tenant's receipt of a copy of such SNDA duly executed and acknowledged by Landlord and Landlord's lender with respect to the mortgage or deed of trust to which this Lease is to be subordinate. Except as set forth in this Section, this Lease shall at all times be and remain prior and paramount to the lien and charge of all leases and deeds of trust or mortgages.

      15.3 Attornment.Tenant agrees that if the mortgagee, beneficiary or any other person claiming under a mortgage or deed of trust to which Tenant has subordinated shall succeed to Landlord's interest in this Lease, Tenant will recognize said mortgagee, beneficiary or person as its Landlord under the provisions of this Lease, provided that said mortgagee, beneficiary or other person, during the period in which it shall be in possession of the Demised Premises, and thereafter its successor in interest, shall assume all of the obligations of Landlord hereunder and shall have executed and delivered an SNDA substantially in the form attached hereto as Exhibit C (or on such other form as may be reasonably acceptable to Landlord's lender and Tenant). Any purchaser taking title to the property by reason of such foreclosure or sale shall take title subject to this provision and shall be bound by any approvals or consents made or given by Landlord pursuant to this Lease prior to the date on which title to the Demised Premises was transferred.

      15.4 Recourse by Tenant. If Tenant obtains a money judgment against Landlord or its successors or assigns under any provision of or with respect to this Lease or on account of any matter, condition or circumstances arising out of the relationship of the parties under this Lease, Tenant's occupancy of the Demised Premises or Landlord's ownership of the Demised Premises, the execution of such judgment shall be limited only to Landlord's interest in the Demised Premises and not out of any other assets of Landlord or its members, partners, shareholders, heirs, successors or assigns. In such event, Landlord shall be entitled to have any such judgment so qualified as to constitute a lien only on the Demised Premises, subject to any liens antedating such judgment. Except with respect to the limitation on personal liability hereinabove set forth, the provisions of this Section 15.4 shall not be deemed or construed to limit Tenant's rights and remedies pursuant to this Lease or which may be available at law or in equity.

                           ARTICLE 16. MISCELLANEOUS

      16.1 Waivers. No waiver of any condition or covenant in this Lease by either party shall be deemed to imply or constitute a future waiver of the same or any other condition or covenant of this Lease. Failure by either party to complain of any action, nonaction or default of the other party shall not constitute a waiver of any of Tenant's or Landlord's rights hereunder.

      16.2 Notices.Unless expressly otherwise provided in this Lease, all notices required under this Lease to Landlord or Tenant shall be in writing and shall be addressed to the addresses and parties indicated in the preamble of this Lease on page 1 hereof or to any subsequent address or party which Landlord or Tenant may designate in writing delivered at least one (1) month in advance to the other party for such purpose. All notices shall be deemed to be properly served if delivered to the appropriate address and party by hand delivery, registered or certified mail (with postage prepaid and return receipt requested), or nationally recognized overnight courier. Date of service of a notice served in accordance with this Section shall be the date of receipt or refusal of receipt. In addition, until Tenant has opened the Demised Premises for business with the public, copies of any notices pertaining to construction matters governed by Exhibit C hereto shall also be given to Tenant's construction manager at the address listed on page 2 of this Lease.

      16.3 Relationship of Parties.Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent, partnership, joint venture, or any relationship between the parties hereto other than that of landlord and tenant.

      16.4 Construction.Whenever a word appears herein in its singular form, such word shall include the plural; and the masculine gender shall include the feminine and neuter genders. This Lease shall be construed without reference to titles of Articles, Sections or Clauses, which titles are inserted for convenient reference only. This Lease shall be construed without regard to any presumption or other rule permitting construction against the party causing this Lease to be drafted and shall not be construed more strictly in favor of or against either of the parties hereto.

      16.5 Consent.Whenever it is necessary under the terms of this Lease for either party to obtain the consent or approval of the other party, such consent or approval shall not be unreasonably withheld or delayed, and all such determinations shall be made on a reasonable basis and in a reasonable manner.

      16.6 Certificate of Performance.At any time, either party shall, within twenty (20) days after receipt of a written request from the other, execute, acknowledge and deliver a statement in writing certifying whether this Lease is unmodified and in full force and effect (or if modified, whether the same is in full force and effect as so modified), whether any conditions to the full enforceability of this Lease remain unsatisfied, the Base Rent then payable under this Lease, the dates to which rent, charges or other performances have been paid or completed, and, if applicable, the nature of any claim of default on the part of the other.

      16.7 Governing Law.This Lease shall be construed and enforced in accordance with the laws of the State in which the Demised Premises is located.

      16.8 Invalidity or Inapplicability of Clause.If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      16.9 Force Majeure.Except for the payment of sums of money due from one party to the other, if either party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, acts of war, terrorism or bioterrorism, strikes, lockouts, labor troubles, plan approval delay, inability to procure materials, restrictive governmental laws or regulations, adverse weather, unusual delay in transportation, delay by the other party hereto or other cause without fault and beyond the control of the party obligated to perform (financial inability excepted), the performance of such act shall be excused for the period of the delay and the period for the performance of such act shall be extended for a period equal to the period of such delay; provided, however, the party so delayed or prevented from performing shall exercise good faith efforts to remedy any such cause of delay or cause preventing performance.

      16.10 Successors or Assigns.Except as otherwise specified in this Lease, the provisions contained in this Lease (including without limitation those applicable to the Demised

Premises) shall run with the land and bind and inure to the benefit of Landlord and Tenant and their respective successors and assigns. Any references in this Lease to Landlord and Tenant shall be deemed to include their respective successors and assigns.

      16.11 Disputes.If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other or any work to be performed by either of them under the provisions hereof, the party against whom the obligation to pay or to perform is asserted shall have the right to make payment or perform such work and pay the cost thereof "under protest," and such payment or performance shall not be regarded as a voluntary payment or performance and the right of said party to institute suit to recover the amount paid "under protest" shall survive. If it shall be adjudged or mutually agreed by Landlord and Tenant that there was no legal obligation on the part of said party to pay such sum or any part thereof or that said party was not legally obligated to perform, said party shall be entitled to recover the amount paid "under protest" or so much thereof as it was not legally required to pay under the provisions of this Lease, plus interest thereon at the Interest Rate specified in Section
16.13 hereof, from the date on which such payment was made until the date on which reimbursement is received.

      16.12 Attorney's Fees. If Landlord or Tenant brings an action at law or equity against the other in order to enforce the provision of this Lease or as a result of an alleged default under this Lease, the prevailing party in such action shall be entitled to recover reasonable attorney's fees from the other.

      16.13 Interest. Except where a different rate of interest is expressly provided for elsewhere in this Lease, whenever any interest is payable by Tenant to Landlord or Landlord to Tenant under this Lease, such interest shall be paid at an annual rate (the "Interest Rate") equal to the lesser of (i) the prime interest rate contained in the Wall Street Journal (or its successor or reasonable equivalent) plus two percent (2%), or (ii) the highest interest rate permitted by law. All monetary obligations owed by Tenant to Landlord or Landlord to Tenant shall bear interest at the Interest Rate (except where a different rate of interest is expressly provided for elsewhere in this Lease) from the date due until paid. The payment of interest on such amounts shall not excuse or cure any default by Landlord or Tenant under this Lease. If the Interest Rate is higher than the rate permitted by applicable law, the Interest Rate is hereby decreased to the maximum interest rate permitted by applicable law.

      16.14 Entire Agreement; Representations. This Lease embodies the entire agreement between Landlord and Tenant with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral. Landlord and Tenant have neither made nor relied upon any promises, representations or warranties in connection with this Lease that are not expressly set forth in this Lease. In entering into this Lease, Landlord and Tenant have relied on the representations and warranties contained in this Lease.

      16.15 Modification. Neither this Lease nor any of the Exhibits attached hereto (including, without limitation, the site plan attached hereto as Exhibit
A) may be modified except by a written agreement signed by all of the parties.

      16.16 No Broker. Landlord and Tenant represent and warrant that they have not dealt with any real estate agent or broker in connection with this transaction other than Jones, Lang, LaSalle ("Tenant's Broker"), and each agrees to indemnify and save the other harmless from and against all liability, damage, loss, cost and expense incurred by reason of the indemnitor's breach of said representation, warranty and covenant. Tenant's Broker shall be paid $160,000 by Landlord within 30 days of the Commencement Date. If Landlord fails to pay Tenant's Broker and if such failure continues for fifteen (15) days following notice from Tenant to Landlord of such failure, then Tenant shall have the right, in its sole discretion, to elect to pay the sums owed by Landlord to Tenant's Broker and Tenant shall be entitled to deduct such sums from future rents due to Landlord, together with interest at the Interest Rate set forth in
Section 16.13 from the date such sums were paid by Tenant.

      16.17 Proprietary Information. Landlord acknowledges that any proprietary material provided by Tenant and Tenant's trademarks and service marks are the sole property of Tenant, and Landlord shall have no rights thereto.

      16.18 Hazardous Substances.

            (a) Definition. "Hazardous Substance" is any petroleum product, asbestos product or any other material, substance or waste that is recognized as being hazardous or dangerous to health or the environment by any federal, state or local agency having environmental protection jurisdiction over the Demised Premises.

            (b) Landlord Indemnity. Landlord represents and warrants that it has never placed, generated, stored, handled or disposed of any Hazardous Substance in or about the Demised Premises. Landlord further represents, to the best of its knowledge, that Landlord is not aware of the existence, generation, storage, handling or disposal of any Hazardous Substance in or upon the Demised Premises at any time. Landlord shall indemnify and hold Tenant harmless from and against any and all demands, claims, enforcement actions, costs and expenses, including reasonable attorneys fees, arising out of (i) any Hazardous Substance in existence in or upon the Demised Premises prior to the date that Landlord tenders possession of the Demised Premises to Tenant, (ii) any Hazardous Substance currently or in the future located in, on, or upon the Demised Premises which was not introduced by Tenant or Tenant's agents, employees, or invitees, and (iii) the placement by Landlord of Hazardous Substances in or upon the Demised Premises. In addition, Landlord hereby covenants and agrees that in the event any Hazardous Substance is in the future located in, on or upon the Demised Premises and such Hazardous Substance was not introduced by Tenant or Tenant's agents, employees or invitees, Landlord shall promptly remove and/or remediate such Hazardous Substance to the full extent required by applicable law. If no law requires remediation of such Hazardous Substances but the presence of such Hazardous Substances interferes with Tenant's operation of its business or renders the business less attractive to customers, Landlord shall, at Tenant's request, perform remediation to the extent necessary to eliminate said business interference or unattractive condition.

            (c) Tenant Indemnity. Tenant agrees not to generate, store, handle or dispose of any Hazardous Substance in or upon the Demised Premises during the Demised Term of the Lease, except in a manner consistent with all standards and regulations for the safe use of such Hazardous Substance promulgated by governmental agencies having jurisdiction. Tenant shall indemnify and hold Landlord harmless from and against any and all demands, claims, enforcement actions, costs and expenses, including reasonable attorneys fees, arising out of the breach of this Section 16.18 by Tenant.

      16.19 Date of Lease. All references to the "date of this Lease," the "date hereof," the "date upon which this Lease is fully executed" and the like shall be deemed to be the effective date of this Lease specified on page 1 hereof.

      16.20 No Offer. The mailing, delivery or negotiation of this Lease shall not be deemed an offer to enter into any transaction or to enter into any relationship, whether on the terms contained herein or on any other terms. Neither party will be bound by this Lease nor shall either party have any obligations or liabilities or any rights hereunder or with respect to the Demised Premises unless and until both Landlord and Tenant have duly executed and delivered an original Lease to each other.

      16.21 Time of Essence. Time is of the essence of this Lease and the performance of the respective obligations of Landlord and Tenant hereunder including, without limitation, the delivery of notices hereunder.

      16.22 Tenant's Representations. In order to induce Landlord to enter into this Lease, Tenant represents and warrants that Tenant has full right, power and lawful authority to execute, deliver and perform its obligations under this Lease, in the manner and upon the terms contained herein, with no other person needing to join in the execution hereof in order for this Lease to be binding on Tenant.

      16.23 Landlord's Representations. In order to induce Tenant to enter into this Lease, Landlord represents and warrants that Landlord has full right, power and lawful authority to execute, deliver and perform its obligations under this Lease, in the manner and upon the terms contained herein, with no other person needing to join in the execution hereof in order for this Lease to be binding on Landlord.

      16.24 Survival of Obligations. The obligation to pay any sums due to either party from the other that by the terms herein would not be payable, or are incapable of calculation, until after the expiration or sooner termination of this Lease shall survive and remain a continuing obligation until paid. All indemnity obligations under this Lease shall survive the expiration or earlier termination of this Lease. If any offset or credit against Rent to which Tenant is entitled hereunder is insufficient to reimburse Tenant in full, taking into account the then remaining number of installments of Rent due and payable by Tenant hereunder, then within one (1) month after the expiration or termination of the Demised Term, Landlord shall pay Tenant for such deficiency prior to the expiration or termination of the Demised Term, subject to any outstanding monetary obligations of Tenant; such obligation shall survive the expiration or sooner termination of this Lease.

            i. LANDLORD:

                                            SOUTHERN TERMINALS, INC. a Virginia
                                            corporation

                                            By:    /s/ J.C. Stone - Pres
                                                --------------------------------
                                            Name:  James C. Stone
                                            Title: President

            ii. TENANT:

                                            STARTEK USA, INC., a Colorado
                                            corporation

                                            By:    /s/ Eugene L. McKenzie, Jr.
                                                --------------------------------
                                            Name:  Eugene L. McKenzie, Jr.
                                            Title: EVP/CFO

                                    EXHIBIT A
                                   SPACE PLAN

                                  [SPACE PLAN]

                                    EXHIBIT B
                                LEGAL DESCRIPTION

                                                               BOOK 298 PAGE 482

All that certain tract or parcel of land on the East side of U. S. Route #220 in the Martinsville Magisterial District of Henry County, Virginia, and being bounded and described as follows, to-wit: BEGINNING at an iron in the East right-of-way line of U. S. Route #220, said iron marking the point where the North line of a new 50-foot public street intersects the East line of U. S. Route #220; thence with the East margin of said highway on a curve to the right, North 24(degree)45' East 493.46 feet to an iron in the line of John E. Schlueter; thence with the line of Schlueter, South 87(degree)21' East 659.74 feet to an iron; thence with new lines through the property of Mason, South 20(degree)53' West 309.72 feet to an iron, South 8(degree)53' East 227.26 feet to an iron; thence North 83(degree)03' West partially with the North margin of the new 50-foot public street space 796.13 feet to the POINT OF BEGINNING, containing 8.06 acres, more or less, as shown on record plat of the property of W.A. Mason, prepared by W.C. Brown, C.L.S., on April 8, 1970, said map of record in the Clerk's Office of the Circuit Court of Henry County, Va., in the Current Map Book; and being the property acquire by ASC of Martinsville, Inc. by Deed from William A. Mason and Gaynor A. Mason, dated January 29, 1971 of record in the aforesaid Clerk's Office in Deed Book 226, page 402.

                                    EXHIBIT C
             Subordination, Attornment and Nondisturbance Agreement

THIS AGREEMENT made as of the ________ day of __________, 200_, by and between ___________________________________________, a __________ ("Mortgagee"),
______________________________, a ____________________ ("Landlord") and
____________________, a ________ corporation ("Tenant").

                  iii. WITNESSETH:

WHEREAS, Mortgagee has made or proposes to make a loan to Landlord in the face amount of _________________________ DOLLARS ($__________), secured or to be secured by, among other things, a mortgage or deed of trust dated or to be dated _______________ (the "Mortgage"), which Mortgage created or will create a first lien against the lands and premises described on Attachment A attached hereto and made a part hereof (the "Property"), and

WHEREAS, Landlord, as lessor, and Tenant, as lessee, have entered into a certain lease agreement dated as of _____________, 2000 (the "Lease"), covering all or a portion of the Property (such leased area and any improvements located thereon being hereinafter referred to as the "Demised Premises").

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Subordination. Subject to the provisions of this Agreement, the Lease is subject and subordinate to the lien of the Mortgage and to all renewals, modifications, consolidations, and extensions thereof, and to each advance made or hereafter to be made thereunder.

      2. Attornment. In the event of any foreclosure under the Mortgage, deed in lieu thereof or otherwise, and the resulting succession to the interests of Landlord by Mortgagee or by any purchaser of said interests through foreclosure sale pursuant to the Mortgage or deed in lieu thereof (which Mortgagee or purchaser shall hereinafter be referred to as the "Successor Landlord"), the Successor Landlord shall be bound to Tenant under the terms and conditions of the Lease, and Tenant shall attorn to and shall be bound to Successor Landlord under all of the terms and conditions in the Lease, for the balance of the term plus any extension or extensions thereof; said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Successor Landlord succeeding to the interest of the lessor under the Lease; provided, however, that Tenant shall be under no obligation to pay rent to Successor Landlord until Tenant receives written notice from Successor Landlord that it has succeeded to the interest of the lessor under the Lease. Any purchaser taking title to the Demised Premises and/or Common Areas of the Property by reason of foreclosure pursuant to the Mortgage, or deed in lieu thereof, shall take title subject to the provisions of this Agreement.

      3. Non-Disturbance. In the event of any foreclosure under the Mortgage, deed in lieu thereof or other action thereunder, if Landlord shall not have declared a default which is then continuing beyond the period allowed Tenant for cure under the Lease: (a) any

            Successor Landlord shall acquire and accept the Demised Premises and/or Common Areas of the Property subject to the Lease; (b) the Lease and the rights of Tenant thereunder shall not be affected or disturbed, but shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant; (c) Tenant shall be entitled to lawful, quiet and peaceful possession and occupation of the Demised Premises and shall enjoy, subject to the provisions of the Lease, all of the rights therein granted without any hindrance, ejection, molestation or interference by any person; and (d) Tenant shall not be named as a party in any proceedings which may be instituted in connection with the Mortgage.

      4. Liability. Upon Successor Landlord's succession to the interest of the lessor under the Lease, Tenant shall thereafter have the same remedies against Successor Landlord for breach of the Lease that Tenant might have had against Landlord if Successor Landlord had not succeeded to the interest of lessor including, without limitation, any rights of offset which may have then accrued under the Lease; provided, however, in no event shall Successor Landlord (a) be personally liable to Tenant for any damages arising against Landlord, or (b) be bound by any rent which Tenant might have paid to Landlord for more than the current month, or (c) be bound by any substantive amendment or modification of the Lease made after the date hereof without Mortgagee's consent (which consent shall not be unreasonably withheld or delayed).

      5. Tenant's Fixtures. The Mortgage shall not cover, nor shall the lien thereof extend to Tenant's leasehold interest in the Lease or Tenant's Fixtures and Equipment (as defined in the Lease).

      6. Restoration Proceeds. The holder of the Mortgage shall permit proceeds received by Tenant or Landlord from insurance, eminent domain, condemnation and the like and relating to the Demised Premises to be used as required by the provisions of the Lease.

      7. Amendment. No amendment or modification of this Agreement shall be valid or binding unless in writing, signed by the party or parties to be bound thereby. No amendment or modification of the Lease after the date hereof shall be binding against Mortgagee unless in writing and approved in writing by Mortgagee, which approval shall not be unreasonably withheld or delayed.

      8. Notice. Whenever and wherever in this Agreement, the Lease, the Mortgage or in any proceedings involving the foreclosure or attempt to foreclose pursuant to the Mortgage, it shall be required or permitted that notice, request or demand be given or served by any party, such notice, request or demand shall be in writing and be deemed to have been given or served upon receipt or refusal of receipt after being mailed, postage prepaid, by certified, registered or express mail, return receipt requested, or when delivered in person and addressed as follows:

      To    Landlord:

            To Tenant:

            To Mortgagee:

or to such other addresses as may hereafter be designated by any party not less than thirty (30) days in advance by proper notice to the others.

      9. Successors. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

      10. Construction. This Agreement shall be construed without reference to titles of paragraphs, which titles are inserted for convenient reference only.

            iv.   LANDLORD:

                                            BY:

                                            NAME:

                                            TITLE:

            v.    MORTGAGEE:

                                            BY:

                                            NAME:

                                            TITLE:

            vi.   TENANT:

                                            BY:

                                            NAME:

                                            TITLE:

STATE OF ___________   )
                       )       ss.
COUNTY OF __________   )

BEFORE ME, THE UNDERSIGNED, A NOTARY PUBLIC IN AND FOR SAID STATE, PERSONALLY APPEARED ____________________, KNOWN TO ME AND KNOWN BY ME TO BE THE _____________________ OF ______________________________, A __________ AND
ACKNOWLEDGED THE EXECUTION OF THE FOREGOING SUBORDINATION, ATTORNMENT AND NONDISTURBANCE AGREEMENT FOR AND ON BEHALF OF SAID ____________________.

                                            GIVEN UNDER MY HAND AND SEAL OF
                                            OFFICE THIS ____ DAY OF______, 200_.

            vii.  Notary Public

My commission expires:                      Notary's Name (printed):

STATE OF ____________   )
                        )       ss.
COUNTY OF __________    )

BEFORE ME, THE UNDERSIGNED, A NOTARY PUBLIC IN AND FOR SAID STATE, PERSONALLY APPEARED ____________________, KNOWN TO ME AND KNOWN BY ME TO BE THE _____________________ OF ______________________________, A __________ AND
ACKNOWLEDGED THE EXECUTION OF THE FOREGOING SUBORDINATION, ATTORNMENT AND NONDISTURBANCE AGREEMENT FOR AND ON BEHALF OF SAID ____________________.

                                            GIVEN UNDER MY HAND AND SEAL OF
                                            OFFICE THIS ____ DAY OF _____, 200_.

            viii. Notary Public

My commission expires:                      Notary's Name (printed):

STATE OF ____________   )
                        )ss.
COUNTY OF __________    )

BEFORE ME, THE UNDERSIGNED, A NOTARY PUBLIC IN AND FOR SAID STATE, PERSONALLY APPEARED ____________________, KNOWN TO ME AND KNOWN BY ME TO BE THE _____________________ OF ______________________________, A __________ AND
ACKNOWLEDGED THE EXECUTION OF THE FOREGOING SUBORDINATION, ATTORNMENT AND NONDISTURBANCE AGREEMENT FOR AND ON BEHALF OF SAID ____________________.

                                            GIVEN UNDER MY HAND AND SEAL OF
                                            OFFICE THIS ____ DAY OF _____, 200_.

            ix.   Notary Public

MY COMMISSION EXPIRES:                      NOTARY'S NAME (PRINTED):

                                    EXHIBIT D

                                Title Exceptions

                                    Exhibit E

                           [HVAC ROOFTOP UNITS PLAN]